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
EXHIBIT NO. 11.1                                     COMPUTATION OF PER SHARE EARNINGS


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FOR THE YEARS ENDED DECEMBER 31                                           1997              1996             1995
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
Gross Weighted Average Common Shares Outstanding                     4,033,919         3,413,636        3,034,092

Weighted Average Treasury Shares Outstanding                            53,421            58,661           60,398
                                                                     ---------         ---------        ---------
Net Weighted Average Common Shares Outstanding                       3,980,498         3,354,975        2,973,694
                                                                     ---------         ---------        ---------
Net Income ($ in thousands)                                            $10,770            $5,959           $6,212
                                                                     ---------         ---------        ---------
Basic and diluted earnings per share                                   $  2.71            $ 1.78           $ 2.09
                                                                     ---------         ---------        ---------
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